Exhibit 10.1

Targanta Therapeutics Corporation

a Delaware corporation

2005 STOCK OPTION PLAN

Adopted on December 23, 2005

Amended on August 28, 2006, January 31, 2007 and March 27, 2007

TARGANTA THERAPEUTICS CORPORATION

2005 Stock Option Plan

ARTICLE I

Purpose

The purpose of the Plan is (i) to further the growth and success of the Company, its Subsidiaries and Affiliated Entities by enabling Employees and Non-employee Directors of, and consultants and service providers to, the Company or any of its Subsidiaries or Affiliated Entities to acquire shares of the Company’s Common Stock thereby increasing their personal interest in such growth and success, and (ii) to provide a means of rewarding outstanding performance by such persons to the Company and/or its Subsidiaries and/or its Affiliated Entities. Options granted under the Plan may be either “incentive stock options,” intended to qualify as such under the provisions of Section 422 of the United States Internal Revenue Code of 1986, as amended, or “non-qualified stock options.” In this Plan, the terms “Parent” and “Subsidiary” mean “Parent Corporation” and “Subsidiary Corporation,” respectively, as such terms are defined in Sections 424(e) and (f) of the Code. Unless the context otherwise requires, any Incentive Stock Option or Nonqualified Stock Option is referred to in this Plan as an “Option.”

ARTICLE II

Definitions

The following words and terms as used herein shall have the meaning set forth therefor in this Article II, unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular shall be deemed to include the plural and vice versa, and the masculine gender shall be deemed to include the feminine gender.

2.1 Affiliated Entity shall mean (i) Targanta Therapeutics, Inc., a Canadian corporation, (ii) Targanta Therapeutics (Ontario) Inc., a Canadian corporation and (iii) any person or company that is considered to be affiliated entity of the Company within the meaning of the Ontario Rule.

2.2 Associate shall have the meaning set forth in Section 1(1) of the Securities Act (Ontario).

2.3 Board shall mean the Board of Directors of the Company.

2.4 Code shall mean the U.S. Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.5 Committee shall mean the Compensation Committee appointed by the Board in accordance with the provisions of Article IV to administer the Plan.

2.6 Common Stock shall mean the shares of common stock, $0.0001 par value, of the Company, and any other securities of the Company to the extent provided in Article VIII, and any and all shares of common stock issuable upon the redemption, retraction or exchange of any outstanding common exchangeable shares in the capital of any Subsidiary or Affiliated Entity.

2.7 Company shall mean Targanta Therapeutics Corporation, a Delaware corporation, and any successor to it.

2.8 Date of Exercise shall have the meaning set forth in Section 7.5.

2.9 Date of Grant shall have the meaning set forth in Section 4.3.

2.10 Director shall mean a member of the Board or the board of directors of any Subsidiary or Affiliated Entity.

2.11 Disability shall have the meaning set forth in Section 22(e)(3) of the Code, as that section may be amended from time to time. The determination under the Plan that a Grantee’s employment, consulting or other service relationship with the Company terminated as a result of Disability shall not be construed as an admission by the Company of the Disability of the Grantee for any other purpose.

2.12 Disqualifying Disposition shall have the meaning set forth in Article XVII hereof.

2.13 Employee shall mean: (i) for the purpose of grants of Options to persons other than residents of Ontario, any individual employed by, and receiving compensation from, the Company or any Subsidiary, and (ii) for the purpose of grants of Options to residents of Ontario, any individual employed by, and receiving compensation from an Affiliated Entity located in Ontario.

2.14 Executive shall have the meaning ascribed to the term “executive officer” in the Ontario Rule.

2.15 Exercise Notice shall have the meaning set forth in Section 7.5 hereof.

2.16 Fair Market Value shall have the meaning set forth in Section 7.2 herein.

2.17 Grantee or Optionee shall mean an Employee, Non-employee Director, consultant or other person who provides services to the Company, a Subsidiary or an Affiliated Entity, and who is granted an Option by the Committee under this Plan.

2.18 Immediate Family shall mean a spouse, lineal descendent or antecedent, father, mother, brother, sister, niece or nephew.

2.19 Incentive Plan shall mean: (i) a compensation or incentive arrangement for an executive, or (ii) a plan providing for compensation or incentive arrangements for Executives.

2.20 Incentive Stock Option shall mean any Option designated as an “incentive stock option” within the meaning of Code Section 422.

2.21 Non-employee Director shall have the meaning set forth in Rule 16b-3 promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934 (“Exchange Act”), as such rule may be amended from time to time, or any successor definition adopted by the Commission.

2.22 Nonqualified Stock Option or Nonstatutory Stock Option shall mean any Option that is not an Incentive Stock Option, including any Option that provides at the time of grant that it will not be treated as an Incentive Stock Option.

2.23 Officer shall mean a person who is an officer of the Company or a Subsidiary within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.24 Ontario Rule means National Instrument 45-106 (Prospectus and Registration Exemptions), as amended from time to time, and any successor instrument thereto.

2.25 Option shall mean both an Incentive Stock Option and a Nonqualified Stock Option.

2.26 Option Agreement shall mean a written agreement evidencing the right to purchase shares of Common Stock pursuant to the terms of this Plan, which agreement shall be substantially in the form described in Article VII.

2.27 Option Price shall have the meaning set forth in Section 7.2.

2.28 Outstanding Issue shall mean (i) for the purposes of Section 5.2.3.2 and 5.2.3.4, the number of shares of Common Stock outstanding, plus the number of shares of Common Stock then issuable on the conversion of the Preferred Stock, immediately before the share issuance for which the determination is to be made, excluding shares issued as or under Incentive Plans during the preceding 12 month period, or (ii) otherwise, the number of shares of Common Stock outstanding, plus the number of shares of Common Stock then issuable on the conversion of the Preferred Stock.

2.29 Plan shall mean the Targanta Therapeutics Corporation 2005 Stock Option Plan, as set forth herein and as amended from time to time.

2.30 Preferred Stock shall mean the shares of preferred stock, $0.0001 par value, of the Company, and shall be deemed to include any and all preferred stock of the Company issuable on the redemption, retraction or exchange of any outstanding exchangeable preferred shares in the capital of any Subsidiary or Affiliated Entity.

2.31 Related Person shall have the meaning ascribed to the term “related person” in the Ontario Rule.

2.32 Securities Act means the U.S. Securities Act of 1933, as amended from time to time.

2.33 Securities Act (Ontario) shall mean the Securities Act (Ontario), as amended from time to time.

2.34 Service(s) shall mean the provision of services to the Company or any Subsidiary or Affiliated Entity by any person who is (i) an Employee, (ii) a Non-employee Director, or (iii) a consultant or other service provider to the Company, any Subsidiary or any Affiliated Entity.

2.35 Shares shall have the meaning set forth in Section 3.1 hereof.

2.36 Subsidiary shall mean any present or future subsidiary corporations of the Company as defined in Section 424(f) of the Code and shall include, as of the date hereof any Affiliated Entity that is wholly or at least majority-owned by the Company.

2.37 Termination For Cause shall mean, with respect to the termination by the Company, a Subsidiary or an Affiliated Entity of the Grantee’s Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Subsidiary or Affiliated Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Board, the Grantee’s: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company, a Subsidiary or Affiliated Entity; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company, a Subsidiary or Affiliated Entity; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company, a Subsidiary or Affiliated Entity; (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; or (vi) any other action constituting “Cause” under applicable law.

2.38 U.S. shall mean the United States of America.

2.39 Vesting Commencement Date shall have the meaning set forth in Section 4.3 hereof.

2.40 Vesting Schedule shall have the meaning set forth in Section 4.3 hereof.

ARTICLE III

Shares Subject to Plan

3.1 Number of Shares Available. The total number of shares of Common Stock (“Shares”) that are available for granting Options hereunder shall be Two Million Thirty Eight Thousand One Hundred and Eighty-Eight (2,038,188) shares (subject to adjustment as provided below in Section 3.3 and in Articles VIII and IX hereof), plus any shares of Common Stock covered by outstanding options under the Québec Employee Stock Option Plan that are forfeited and returned for reissuance under the Québec Employee Stock Option Plan, such number not to exceed Thirteen Thousand Five Hundred and Sixty-One (13,561) shares of Common Stock, for a maximum aggregate number of shares of Common Stock reserved for issuance under this Plan of Two Million Fifty One Thousand Seven Hundred and Forty-Nine (2,051,749).

3.2 Source of Shares. The Shares issued upon the exercise of an Option shall be made available, in the discretion of the Board, either from the authorized but unissued Shares or from any outstanding Shares which have been reacquired by the Company.

3.3 Shares Subject to Expired Options. In the event that any Option expires or otherwise terminates for any reason (whether such Option is vested or non-vested at the time of termination), without having been exercised in full, the unpurchased Shares subject to that Option shall once again become available for the granting of Options.

ARTICLE IV

Administration

4.1 Committee to Administer Plan. The Board may delegate control and management of the operations of the Plan to the Committee, which delegation may be on either an exclusive or a non-exclusive basis in the discretion of the Board. The Board may, however, at any time or times either (i) terminate any such delegation of authority and assume the control and management of the Plan, or (ii) having terminated such a delegation of authority may again delegate the control and management of the Plan to the Committee. In the event that and for so long as this Plan is controlled and managed by the Board, the terms and provisions of this Plan, other than Sections 2.3, 2.5, 4.1 and 4.2, shall be applied by substituting the term “Board” for “Committee” therein.

4.2 Appointment of a Committee. In the event that the Board appoints a Committee: (i) the Committee shall be composed solely of two (2) or more Directors, provided, however, at least one (1) such Director shall be a Non-employee Director; however, if the Plan is required to comply with Rule 16b-3 of the Exchange Act in order to permit Officers and Directors of the Company to be exempt from the provisions of Section 16(b) of the Exchange Act with respect to transactions effected pursuant to the Plan, the Committee shall be composed solely of two or more Non-employee Directors; (ii) all vacancies occurring on the Committee shall be filled by appointment of the Board; (iii) the members of the Committee shall serve at the pleasure of the Board; (iv) the Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan; and (v) the entire Committee shall constitute a quorum and the actions of the entire Committee present at a meeting, or actions approved in writing by the entire Committee, shall be the actions of the Committee.

4.3 Determinations to be Made by the Committee. Subject to the provisions of this Plan, the Committee shall have the exclusive discretion to determine: (i) the Grantees; (ii) the number of Shares subject to an Option issued to a particular Grantee; (iii) the date or dates upon which an Option may be exercised or is granted (the “Date of Grant”); (iv) the method of payment by the Grantee for the Shares; (v) such other terms to which an Option is subject (including the manner in which it vests); (vi) whether or to what extent an unvested Option may be exercised; (vii) the form of any Option Agreements; and (viii) whether the Option is an Incentive Stock Option or a Nonqualified Stock Option. In determining the amount and terms of Options granted under the Plan, the Committee shall review performance measures that shall influence the number of Options granted and the vesting of such Options. Unless otherwise determined by the Committee, Options issued under the Plan shall vest as follows (the “Vesting Schedule”): (i) 25% on the first anniversary of the date on which, in the determination of the Committee, vesting commences (the “Vesting Commencement Date”) for the applicable grant, as set forth in the Grantee’s Notice of Stock Option Grant; (ii) thereafter, in thirty-six (36) successive equal monthly installments upon completion of each of the next thirty-six (36) months. Notwithstanding the foregoing, the Committee is authorized in its sole and absolute discretion to provide, at any time, for the immediate acceleration of all or any portion of a Grantee’s unvested Options.

4.4 Interpretation of Plan. The Committee shall interpret the Plan and from time to time may adopt such rules and regulations for carrying out the terms and purposes of the Plan and may take such other actions in the administration of the Plan as it deems advisable. The interpretation and construction by the Committee of any provisions of this Plan, any Option Agreement or any Exercise Notice and the determination of any question arising under this Plan, any such rule or regulation, or any Option Agreement or Exercise Notice shall be final and binding on all persons interested in the Plan.

4.5 Limited Liability. Neither the Board nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

ARTICLE V

Eligibility

5.1 General. Options may be granted under the Plan only to persons who are (i) Employees or to persons who have entered into written agreements to become an Employee on or before the Date of Grant, or (ii) Non-employee Directors, or (iii) consultants or other service providers to the Company or any of its Subsidiaries or Affiliated Entities. Notwithstanding anything to the contrary stated herein, Options may be granted to a consultant who is a resident of the Province of Ontario only if such consultant or other service provider is a bona fide “consultant” as such term is defined in the Ontario Rule. Options granted to individuals who, as of the Date of Grant, are Employees who are not residents of the U.S., Non-employee Directors, consultants, persons not yet Employees and other service providers shall be Nonqualified Stock Options. Options granted to an Employee who is a resident of the U.S. on the Date of Grant shall be, in the discretion of the Committee, either Incentive Stock Options or Nonqualified Stock Options on the Date of Grant.

5.2 Exceptions. Notwithstanding anything contained in Article V and this Plan to the contrary:

5.2.1 no Option may be granted under the Plan to any person who owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any entity owning at least a majority of the voting stock of the Company, if any, or any of its Subsidiaries, unless (a) the Option Price (as defined in Section 7.2 hereof) of the Shares subject to such Option is fixed at not less than 110% of the Fair Market Value on the Date of Grant (as determined in accordance with Section 7.2 hereof) of such Shares; and

5.2.2 no Options may be granted to any person in any one (1) taxable year of the Company in excess of 25% of the Options issued or issuable under the Plan.

ARTICLE VI

Annual Limitation on Value of Incentive Stock Options

To the extent that the aggregate Fair Market Value of the Shares (determined at the time the Incentive Stock Option is granted) with respect to which Incentive Stock Options are exercisable for the first time in any calendar year, together with options granted under all other incentive stock option plans of the Company, any Subsidiary or any Affiliated Entity exceeds One Hundred Thousand Dollars (US$100,000) for any one Grantee, such Options in excess of such amount shall be treated as Nonqualified Stock Options.

ARTICLE VII

Terms and Conditions of Options

7.1 Designation and Option Agreement. Each Option granted under the Plan shall be designated as an Incentive Stock Option or a Nonqualified Stock Option and shall be subject to the terms and conditions applicable to Incentive Stock Options and/or Nonqualified Stock Options (as the case may be) set forth in the Plan. In addition, each Option shall be evidenced by an Option Agreement in substantially the form of Exhibit A attached hereto and a Notice of Stock Option Grant in substantially the form of Exhibit B attached hereto (collectively, the “Option Agreement”) with such changes thereto as are consistent with the Plan as the Committee shall deem appropriate, and shall provide in substance as follows:

7.2 Number of Shares and Purchase Price; Section 409A Matters. Each Option Agreement shall specify the number of Shares covered by such Option and the purchase price per share (the “Option Price”). The Option Price at which each Share may be purchased shall be the Fair Market Value of the Shares on the date of the grant (as determined in accordance with this Article VII); provided, that the Option Price shall comply with Section 5.2.1 herein. The Board and the Committee shall endeavor in good faith to assure that that the terms of any Options shall be such that the Employee to whom such Options are awarded shall not be subject to the tax or interest charges imposed by Section 409A(a)(1) of the Code.

Subject to the requirements of Section 422 of the Code regarding Incentive Stock Options, for purposes of the Plan, the “Fair Market Value” of Shares shall be equal to:

7.2.1 if such Shares are publicly traded, (x) the closing price on the business day immediately preceding the Date of Grant if any trades were made on such business day and such information is available, otherwise the average of the last bid and asked prices on the business day immediately preceding the Date of Grant, in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations System (“NASDAQ”) or (y) if such Shares are then traded on a national securities exchange, the closing price on the business day immediately preceding the Date of Grant, if any trades were made on such business day and such information is available, otherwise the average of the high and low prices on the business day immediately preceding the Date of Grant, on the principal national securities exchange on which it is so traded; or

7.2.2 if there is no public trading market for such Shares, the fair value of such Shares on the Date of Grant as reasonably determined in good faith by the Committee (with the consent of a majority of the Board) after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of such Shares in private transactions negotiated at arms’ length.

Notwithstanding anything contained in the Plan to the contrary, all determinations pursuant to Article VII hereof shall be made without regard to any restriction other than a restriction that, by its terms, will never lapse.

Subsequent to the Date of Grant of any Nonqualified Stock Options, the Committee may, at its discretion and with the written consent of the Grantee and the prior approval of the Board, establish a new Option Price for such Nonqualified Stock Options so as to increase or decrease the Option Price of such Nonqualified Stock Options.

7.3 Non-Transferability of Options. Each Option Agreement shall provide that the Option granted therein shall be non-transferable and non-assignable by the Grantee except by will or by the laws of descent and distribution to Grantee’s Immediate Family. During the lifetime of the Grantee such Option may be exercised only by the Grantee or the Grantee’s legal representative.

7.4 Maximum Term; Date of Exercise; Termination. Each Option Agreement shall set forth the period during which it may be exercised. Each Option granted under the Plan shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

7.4.1 the tenth (10th) anniversary of the Date of Grant or, in the case of any Option granted to a person described in Section 5.2.1, the fifth (5th) anniversary of the Date of Grant;

7.4.2 within ninety (90) days after the date that Grantee’s Services terminate (other than as a result of death or permanent and total Disability or a Termination For Cause);

7.4.3 within 365 days after the date that the Grantee’s Services terminate, if such termination is due to the Grantee’s death or permanent and total Disability (within the meaning of Section 22(e)(3) of the Code);

7.4.4 immediately upon Termination For Cause of Grantee’s Services; and

7.4.5 simultaneously with the consummation of a sale of the Company if prior to such time the Grantee is given the opportunity to exercise all of his or her Options.

Notwithstanding any other terms and provisions of this Plan or any Option Agreement, but subject to any acceleration provisions agreed to in writing between the Company and Grantee: (i) to the extent an Option is not vested at the date of termination of Service for any reason, the Option may not be exercised, and (ii) for the purposes of clause (i) of this paragraph and Section 7.4.2 of this Plan, the date of termination of Service shall be the date of actual notice of termination of Service as determined by the Company without reference to any period of notice of termination of employment to which the Grantee may be entitled at law or pursuant to any employment agreement.

The Committee shall have the power to determine what constitutes a Termination For Cause for purposes of the Plan, and the date upon which such Termination For Cause shall occur. All such determinations shall be final and conclusive and binding upon the Grantee.

Any Shares that are not acquired as a result of an Option expiring without being fully exercised shall be available for award by the Committee to another eligible person.

7.5 Exercise of Options. Each Option Agreement shall provide that Options shall be exercised by delivering a written Exercise Notice and Stock Purchase Agreement to the Company (an “Exercise Notice”), in substantially the form of Exhibit C attached hereto. Each Exercise Notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person (or persons) exercising the Option and, in the event the Option is being exercised by any person other than the Grantee, shall be accompanied by proof, satisfactory to counsel for the Company, of the right of such person to exercise the Option. The Option Price for each Option shall be paid in full for the number of Shares specified in the notice. The method of payment for such Shares shall be determined by the Committee, as set forth more fully in the Option Agreement. In addition, in the event that the Option being exercised is a Nonqualified Stock Option, (i) cash, (ii) personal, certified or cashier’s check, or (iii) wire transfer to the Company in full payment of the aggregate amount of any federal, state, provincial and/or local withholding taxes, if any, attributable to the transfer of stock pursuant to the exercise of the Option must accompany such notice.

The “Date of Exercise” of an Option shall be the date on which written notice of exercise shall have been delivered to the Company, but the exercise of an Option shall not be effective until the person (or persons) exercising the Option shall have complied with all provisions of the Option Agreement governing the exercise of the Option. The Company shall deliver as soon as practicable after receipt of notice and payment, a certificate or certificates for the Shares subject to the Option. No one shall be deemed to be the holder of any Shares subject to an Option, or have any other rights as a stockholder, unless and until a certificate or certificates for the Shares are issued to that person.

7.6 Conditions on Right of Exercise. The Option Agreement may provide for such conditions on the right of exercise as the Committee, in its sole discretion, deems appropriate, which conditions may, without limitation, be based upon either (i) the completion of a further period of continued Service or (ii) the performance of the Company, of any Subsidiary or Affiliated Entity or of any division thereof, or of the Grantee. Without limiting the foregoing, an Option Agreement may provide that the Committee may, in its sole discretion, terminate in whole or in part any portion of the Option that has not yet become exercisable if it determines that the Grantee is not satisfactorily performing his or her Service obligations. The Committee shall have the right at any time or times to waive any condition on the exercise of any Option whenever it deems such a waiver to be appropriate.

7.7 Character of Option Granted. Each Option Agreement shall specifically provide whether the Option granted thereby is an Incentive Stock Option or a Nonqualified Stock Option.

7.8 Other Provisions. The Option Agreement may include such other terms and conditions, not inconsistent with this Plan, as the Committee in its sole discretion shall determine.

ARTICLE VIII

Effect of Certain Changes

8.1 Anti-Dilution. If there is any change in the number of Shares through the declaration of stock dividends payable in shares of Common Stock or through a recapitalization that results in stock splits or reverse stock splits, or through the combination or reclassification of such Shares, the Board shall make corresponding adjustments to the number of Shares available for Options, the number of such Shares covered by outstanding Options, and the exercise price per share of such Options in order to appropriately reflect any increase or decrease in the number of issued Shares; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated. Any determination made by the Board relating to such adjustments shall be final, binding and conclusive.

8.2 Change in Par Value. In the event of a change in the Common Stock of the Company, as constituted as of the date of this Plan, that is limited to a change in all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

8.3 Mergers and Consolidations. Notwithstanding the other Sections of this Article VIII, upon the dissolution or liquidation of the Company, or upon any reorganization, merger or consolidation of the Company with one (1) or more corporations where the Company is the surviving corporation and the stockholders of the Company immediately prior to such transaction do not own at least 50% of the Company’s Common Stock immediately after such transaction, or upon any reorganization, merger or consolidation of the Company with one or more corporations where the Company is not the surviving corporation, or upon a sale of substantially all of the assets or 50% or more of the then outstanding Shares to another corporation or entity (any such reorganization, merger, consolidation, sale of assets, or sale of Shares being hereinafter referred to as the “Transaction”), the Plan shall terminate; provided, however, that

(i) in the case of a dissolution or liquidation of the Company, any Options theretofore granted and outstanding under the Plan shall become immediately exercisable in full and shall remain exercisable until the effective date of such dissolution or liquidation;

(ii) in the event of a Transaction, outstanding Options shall be subject to the plan of reorganization or the agreement of merger or consolidation. Such plan or agreement, without the Grantees’ consent, may provide for:

(a) the continuation or assumption of such outstanding Options under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent;

(b) the substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options;

(c) the acceleration of the vesting of, or right to exercise such outstanding Options immediately prior to or as of the date of the merger or consolidation, and the expiration of such outstanding Options to the extent not timely exercised by the date of the merger or consolidation or other date thereafter designated by the Board of Directors; or

(d) the cancellation of all or any portion of such outstanding Options by a cash payment of the excess, if any, of the Fair Market Value of the Shares subject to such outstanding Options or portion thereof being canceled over the Option Price with respect to such Options or portion thereof being canceled; and

(iii) the termination of the Plan, and any exercise of any Option (to the extent that the holder’s right to exercise such Option has been accelerated by the operation of Section 8.3(i)), shall be subject to and conditioned upon the consummation of the Transaction to which such termination and acceleration relates, and if, for any reason, such Transaction is abandoned, exercise of the Option shall be void and such Option shall thereafter be exercisable only as permitted by the Plan and the Option Agreement, which shall remain in full force and effect.

For purposes of applying Section 8.3: (A) the Fair Market Value of Shares underlying the Options shall be determined as of the time of the Transaction; (B) the Incentive Stock Options shall be transformed, to the extent required by the Code, into Nonqualified Stock Options in reverse chronological order, such that the last-granted Incentive Stock Option shall be the first Option transformed into a Nonqualified Stock Option and the first granted Incentive Stock Option shall be the last Option so transformed; and (C) the terms and conditions of each Nonqualified Stock Option so created shall be identical, to the extent possible, in all respects to those of the Incentive Stock Option that it replaces including but not limited to the fact that it shall be immediately exercisable in full and shall remain exercisable until the time at which the Transaction becomes effective. In the event that Incentive Stock Options are transformed into Nonqualified Stock Options by operation of this Section 8.3, the Board may in its discretion issue replacement Option Agreements that reflect the adjusted number of Incentive Stock Options and

Nonqualified Stock Options. The Company shall use its best efforts to give each Grantee written notice of any proposed Transaction at least thirty (30) days prior to the effective date of any such Transaction. Any Option not exercised by the time the Transaction legally becomes effective shall thereupon terminate.

8.4 Rights of Participants. Except as expressly provided in this Article VIII, the Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option. The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or part of its business or assets.

ARTICLE IX

Amendment

9.1 Board Authority. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Options at the time outstanding under the Plan unless the Grantee consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

9.2 Additional Options. Options may be granted under the Plan in excess of the number of Options then available for grant under the Plan, provided any excess Options actually granted shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of Options available for grant under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants are made, then all such escrowed Options so granted shall immediately terminate.

ARTICLE X

Issuance of Shares and Compliance with Securities Regulations

The obligation of the Company to sell and deliver the Shares pursuant to Options granted under this Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act, if deemed necessary or appropriate by the Board to register the Shares under such Act.

ARTICLE XI

Application of Funds

Any proceeds received by the Company as a result of the exercise of Options granted under the Plan may be used for any valid corporate purpose.

ARTICLE XII

Notice

Any notice to the Company required under this Plan shall be in writing and shall either be delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid, to the Company at its offices at 7170 Frederick Banting, 2nd Floor, St. Laurent, QC H4S 2A1, Attention: Corporate Secretary.

ARTICLE XIII

Term of Plan

The Plan shall terminate ten (10) years from the date upon which it is approved by the stockholders of the Company or adopted by the Board, whichever is earlier, or on such earlier date as may be determined by the Board. In any event, termination shall be deemed to be effective as of the close of business on the day of termination. No Options may be granted after such termination. Termination of the Plan, however, shall not affect the rights of Grantees under Options previously granted to them, and all unexpired Options shall continue in full force and operation after termination of the Plan until they lapse or terminate by their own terms and conditions.

ARTICLE XIV

No Contract of Employment

Neither the adoption of this Plan nor the grant of any Option shall be deemed to obligate the Company, any Subsidiary or any Affiliated Entity to continue the employment of any Employee.

ARTICLE XV

Effectiveness of the Plan

The Plan shall become effective upon adoption by the Board; provided, however, that the Plan shall be submitted for approval by the holders of a majority of the voting stock of the Company and for such other approval as required by applicable laws and regulations. In the event the stockholders shall fail to approve the Plan within twelve (12) months before or after the Plan is adopted by the Board, it and all Options granted thereunder shall be and become null and void. Notwithstanding any other provision of the Plan to the contrary, no Options granted under the Plan may be exercised until after such stockholder approval.

ARTICLE XVI

Captions

The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

ARTICLE XVII

Disqualifying Dispositions

If securities acquired by exercise of an Incentive Stock Option granted under this Plan are disposed of within two (2) years following the Date of Grant of the Incentive Stock Option or one (1) year following the issuance of the securities to the Grantee (a “Disqualifying Disposition”), the holder of such securities shall, immediately prior to such Disqualifying Disposition, notify the Company in writing of the date and terms of such Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Company may reasonably require. Additionally, at the time of a Disqualifying Disposition, the Grantee shall remit to the Company in cash, personal, certified or cashier’s check, or wire transfer the amount of any applicable federal, state and local withholding taxes and employment taxes.

ARTICLE XVIII

Governing Law

All questions concerning the construction, interpretation and validity of this Plan and the instruments evidencing the Options granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or are in any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Plan, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

ARTICLE XIX

Financial Statements

19.1 California Securities Law Requirements. The terms of this Article apply only to Options that would be subject to Section 25110 of the California Corporations Code (or any successor law) but for the exemption contained in Section 25102(o) of the California Corporation Code (or any successor law). For purposes of determining the applicability of the California securities law requirements contained in this Article, all Options shall be deemed granted in the state or province in which the Grantee is principally employed by the Company or any Parent, Subsidiary or Affiliated Entity (as determined by the employer’s records) on the Date of Grant. Except as modified by the provisions of this Article, all the other relevant provisions of the Plan shall be applicable to such Options. Options under the Plan to which the California securities law requirements of this Article do not apply shall not be subject to the terms of this Article.

19.1.1 Financial Reports. The Company shall deliver a financial statement at least annually to each Grantee holding Options or Shares issued under the Plan, unless such Grantee is a key employee whose duties in connection with the Company assure such individual access to equivalent information.

Approved by the Company’s Board of Directors:	December 23, 2005

Approved by the Company’s stockholders:	December 23, 2005

SCHEDULE OF AMENDMENTS

Approving Party	Date	Nature of Amendments

Board of Directors	August 21, 2006	Increased number of shares available for grant and made certain clarifying changes.

Stockholders	August 28, 2006	Increased number of shares available for grant and made certain clarifying changes.

Board of Directors	January 31, 2007	Increased number of shares available for grant and updated shares included in plan to reflect 150:1 reverse stock split.

Stockholders	January 31, 2007	Increased number of shares available for grant and updated shares included in plan to reflect 150:1 reverse stock split.

Board of Directors	March 27, 2007	Increasing the number of days that a Grantee may exercise options upon termination from 60 to 90 days.

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